Exhibit 99.1

MEDIA CONTACT: Travis Parman, Travis.Parman@appharvest.com

INVESTOR CONTACT: Kaveh Bakhtiari, AppHarvestIR@appharvest.com

AppHarvest enhances liquidity through $100 million committed equity facility with B. Riley Principal Capital and re-affirms 2021 outlook and construction timeline

Committed equity facility provides AppHarvest with the right, without obligation,

to sell and issue up to $100 million of its common stock over 24 months to B. Riley at AppHarvest’s discretion, subject to certain limitations

Company remains on track with both full-year 2021 outlook and construction timeline for three additional farms expected to be fully operational by end of 2022

MOREHEAD, Ky. December 15, 2021 – AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, announced it entered into a $100 million common stock purchase agreement with B. Riley Principal Capital.

“As a company in hyper-growth mode, this arrangement gives us a smart optional tool to access liquidity to execute our business plan, with full flexibility around issuance timing, which minimizes dilution,” said AppHarvest President David Lee. “We have a strong track record of raising capital in shareholder-friendly ways to fund our growth, and this committed equity facility with B. Riley is an incremental funding tool we are pleased to have as we ramp up our network of four farms selling tomatoes, leafy greens and berries by the end of next year.”

Under the agreement, AppHarvest has the right, without obligation, to sell and issue up to $100 million of shares of its common stock to B. Riley, subject to certain limitations and satisfaction of certain conditions. Purchase notices may be issued to B. Riley over a 24-month period. AppHarvest issued B. Riley approximately 197,628 shares of common stock as consideration for B. Riley’s commitment to purchase AppHarvest common stock under the purchase agreement. Further details will be contained in a Current Report on Form 8-K AppHarvest will file with the Securities and Exchange Commission.

AppHarvest reiterated its full-year 2021 outlook of net sales of $7 million to $9 million and full-year 2021 outlook for Adjusted EBITDA in the range of a loss of $70 million to $75 million. The company also announced that it remains on track with its previously announced construction timeline and its plan to open three more farms by the end of 2022, which are expected to produce vine crops, berries and leafy greens, and the 10-acre Morehead North leafy green facility that has an expected 2023 delivery.

AppHarvest currently is operating one 60-acre high-tech indoor farm in Morehead, Ky., which can produce an estimated 40 million pounds of tomatoes per year, serving some of the top national grocery store chains and food service outlets. The 15-acre Berea, Ky., leafy green facility and the 60-acre Richmond, Ky., tomato facility are both approximately 60% complete, and the 30-acre Somerset, Ky., berry facility is more than 40% complete.

In November, AppHarvest announced the start of its second growing season along with the launch of its e-commerce site, shop.appharvest.com, and a consumer-focused campaign, Fight the Food Fight. The campaign encourages consumers to support products that promote sustainable farm operations and good jobs in agriculture. The company’s first value-added product, The Food Fight Salsa, sold out within about two weeks of launch and is back in stock and available for purchase.

About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, non-cash and non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2021 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2021. In addition, the Company may incur additional expenses which may impact Adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2021 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s value of current and future investments, intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated Adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management, the potential benefits of the committed equity line and AppHarvest’s beliefs regarding its future capital levels, capital requirements and sources of capital are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on November 10, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.